PRICING SUPPLEMENT NO. 43                                         Rule 424(b)(3)
DATED:  January 14, 2000                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $20,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/20/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/17/2003         CUSIP#: 073928MK6

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: ***               Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.26%

*    On the 17th of each January, April, July and October prior to the Maturity
     Date.

** On the 17th of each January, April, July and October including the Maturity Date.

*** One month LIBOR rate on January 18, 2000 plus 26 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.